Exhibit 33.32

February 28, 2018

Management’s Assertion on Compliance with Regulation AB Criteria

Re:	Assessment of Compliance for services provided pursuant to the Pooling and Servicing Agreements entered into by CWCapital Asset Management LLC beginning January 1, 2006 for the 12 month period ended December 31, 2017.

CWCapital Asset Management LLC (“CWCAM”) is responsible for assessing compliance with applicable servicing criteria set forth in Item 1122 (d) of Regulation AB of the Securities and Exchange Commission for the securitizations issued beginning January 1, 2006, as listed on Appendix A (“Applicable Servicing Criteria”).

CWCAM has assessed the Company’s compliance with the applicable servicing criteria as of December 31, 2017 and for the period from January 1, 2017 to December 31, 2017 (the “Reporting Period”). In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Item 1122 (d)(1)(iii), (d)(3)(i)(b), (d)(3)(i)(c), (d)(3)(i)(d), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv) of Regulation AB which CWCAM has concluded are not applicable to the activities it performs. With respect to applicable servicing criteria (d)(1)(ii), (d)(2)(vi), (d)(4)(i), (d)(4)(iii), and (d)(4)(iv), CWCAM has determined that there were no occurrences of events that would require CWCAM to perform such activities. The securitizations covered by this report include all securitizations wherein CWCAM is named as the Special Servicer for securitizations issued beginning January 1, 2006, as listed in Appendix B (the “Platform”).

Based on such assessment, management believes that, as of December 31, 2017 and for the Reporting Period, CWCAM has complied in all material respects with the servicing criteria set forth in Item 1122 (d), except for servicing criteria 1122 (d)(1)(iii), (d)(3)(i)(b), (d)(3)(i)(c), (d)(3)(i)(d), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x), (d)(4)(xi), (d)(4)(xii), (d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv), which CWCAM has determined as being inapplicable to the activities it performs with respect to the Platform.

CohnReznick LLP, an independent registered public accounting firm, has issued an attestation report on CWCAM’s compliance with the Applicable Servicing Criteria as of December 31, 2017 and for the Reporting Period.

CWCapital Asset Management LLC

By:	/s/ David B. Iannarone	Date: 2-28-2018
David B. Iannarone, President

By:	/s/ Bruce Cunningham	Date: 2-28-2018
Bruce Cunningham, Chief Financial Officer

Appendix A

Relevant Servicing Criteria
Reference	Criteria	CWCAM

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Applicable

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Applicable

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	Not Applicable

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	Applicable

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	Applicable

Cash Collection and Administration

1122(d)(2)(i)	Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	Applicable

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Applicable

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	Applicable

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	Applicable

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	Applicable

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Applicable

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	Applicable

Relevant Servicing Criteria
Reference	Criteria	CWCAM

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.	(a) Applicable (b) Not Applicable (c) Not Applicable (d) Not Applicable

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Not Applicable

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Not Applicable

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Not Applicable

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Applicable

1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Applicable

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Applicable

1122(d)(4)(iv)	Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.	Applicable

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Not Applicable

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	Applicable

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	Applicable

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	Applicable

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Not Applicable

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.	Not Applicable

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	Not Applicable

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	Not Applicable

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	Not Applicable

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Not Applicable

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not Applicable

Appendix B

BACM 2006-6	GSMSC 2014-GC26	UBS 2017-C1

BACM 2007-2	GSMS 2015-GC32	WBCMT 2006-C23

BACM 2007-3	HHPT 2017-HYT2 MZB	WBCMT 2006-C25

BACM 2007-4	JPMBB 2014-C23	WBCMT 2006-C26

BACM 2007-5	JPMC 2006-CIBC17	WBCMT 2006-C28

BACM 2008-1	JPMC 2008-C2	WBCMT 2007-C30

BANK 2017-BNK5	JPMCC 2013-LC11	WBCMT 2007-C32

BBCMS 2015-SLP MZ	JPMCC 2015-FL7	WBCMT 2007-C34

CD 2007-CD4	JPMCC 2016-WSP MZ	WFCM 2015-C30

CFCRE 2016-C3	JPMCC 2017-JP7	WFCM 2016-C35

CGCMT 2007-C6	JPMDB 2017-C5	WFCM 2016-LC25

CGCMT 2016-P4	LBCMT 2007-3	WFCM 2016-NXS6

CGCMT 2016-P6	LBUBS 2006-C4	WFRBS 2013-C15

COBALT 2007-C2	LBUBS 2007-C2	WFRBS 2013-UBS1

COBALT 2007-C3	LBUBS 2008-C1	WFRBS 2014-C21

COMM 2006-C7	MLCFC 2006-1	WFRBS 2014-C22

COMM 2012-LC4	MLCFC 2006-2	WFRBS 2014-C23

COMM 2015-CCRE23	MLCFC 2007-5	WFRBS 2014-C25

COMM 2015-CCRE25	MLCFC 2007-6

COMM 2015-CCRE26	MSBAM 2014-C19

COMM 2016-DC2	MSBAM 2015-C20

CSAIL 2017-CX10	MSBAM 2015-C21

CSFB 2006-TFL2	MSBAM 2015-C27

DBUBS 2011-LC3	MSC 2016-UBS11

GSMS 2012-GCJ7	MSCI 2016-UBS9

GSMS 2014-GC22	UBS 2012-C2